Joint Filer Information

NAME: Highbridge International LLC

ADDRESS:  The Cayman Corporate Centre, 4th Floor
          27 Hospital Road
          George Town, Grand Cayman
          Cayman Islands, British West Indies

DESIGNATED FILER: Highbridge Capital Management, LLC

ISSUER: Dov Pharmaceutical, Inc.

DATE OF EVENT REQUIRING STATEMENT: May 11, 2007

SIGNATURE:  HIGHBRIDGE INTERNATIONAL LLC

            By: Highbridge Capital Management, LLC
                its Trading Manager

            By: /s/ Carolyn Rubin
                ----------------------------------
            Name: Carolyn Rubin
            Title: Managing Director

                             Joint Filer Information


NAME: Glenn Dubin

ADDRESS:    c/o Highbridge Capital Management, LLC
            9 West 57th Street, 27th Floor
            New York, New York 10019

DESIGNATED FILER: Highbridge Capital Management, LLC

ISSUER: Dov Pharmaceutical, Inc.

DATE OF EVENT REQUIRING STATEMENT: May 11, 2007

SIGNATURE:
            /s/ Glenn Dubin
            ------------------------------------
            GLENN DUBIN

                             Joint Filer Information

NAME: Henry Swieca

ADDRESS:    c/o Highbridge Capital Management, LLC
            9 West 57th Street, 27th Floor
            New York, New York 10019

DESIGNATED FILER: Highbridge Capital Management, LLC

ISSUER: Dov Pharmaceutical, Inc.

DATE OF EVENT REQUIRING STATEMENT: May 11, 2007

SIGNATURE:
            /s/ Henry Swieca
            ------------------------------------
            HENRY SWIECA